UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 10, 2011

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 10, 2011, American Independence Corp. issued a press release announcing results of operations for the three months and nine months ended September 30, 2011, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated November 10, 2011.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	November 10, 2011

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2011 THIRD-QUARTER AND NINE-MONTH RESULTS

New York, New York, November 10, 2011.  American Independence Corp. (NASDAQ: AMIC) today reported 2011 third-quarter and nine-month results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income attributable to AMIC increased to $0.9 million ($.11 per share, diluted), for the three months ended September 30, 2011, compared to $0.6 million ($.07 per share, diluted), for the three months ended September 30, 2010.  Revenues increased to $23.0 million for the three months ended September 30, 2011, compared to revenues of $21.8 million for the three months ended September 30, 2010 primarily due to an increase in premiums.

Net income attributable to AMIC increased to $2.0 million ($.23 per share, diluted), for the nine months ended September 30, 2011, compared to $1.9 million ($.23 per share, diluted), for the nine months ended September 30, 2010. Revenues decreased to $66.7 million for the nine months ended September 30, 2011, compared to revenues of $68.4 million for the nine months ended September 30, 2010, primarily due to a reduction of premiums.

The Company's operating income1 for the three months ended September 30, 2011 was $1.2 million ($.14 per share, diluted), as compared to $0.8 million ($.10 per share, diluted) for the three months ended September 30, 2010.  Operating income was $2.8 million ($.32 per share, diluted), for the nine months ended September 30, 2011, as compared to $2.6 million ($.30 per share, diluted) for the nine months ended September 30, 2010.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Operating earnings increased this quarter primarily due to improved underwriting results from our stop-loss line, which was positively affected by the reorganization of our stop-loss business.  During the past three years we successfully changed the way we manage this line of business by consolidating the operations of our owned managing general underwriters (MGUs) into a direct writing operation known as IHC Risk Solutions.  We are gratified with the increase in our fully-insured segment which experienced improved loss ratios.  Our financial condition and balance sheet remain strong.  We have no debt, have grown our book value to $11.14 per share at September 30, 2011 from $10.82 per share at December 31, 2010, and have $272 million of federal net operating loss carryforwards."

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is net income excluding non-cash charges related to the amortization of intangible assets recorded in purchase accounting, net realized investment gains (losses), and the federal income tax charge related to deferred taxes due to its federal net operating loss carryforwards, and (ii) Operating income per share is operating income (loss) on a per share basis. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Operating Income from Continuing Operations” schedule below.

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers health insurance solutions to individuals and employer groups.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, Independent Producers of America, LLC and healthinsurance.org, LLC.  AMIC markets medical stop-loss through managing general underwriters, including IHC Risk Solutions LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.

AMERICAN INDEPENDENCE CORP.

THIRD QUARTER REPORT

SEPTEMBER 30, 2011

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Premiums earned	$19,138	$17,833	$54,573	$55,650
Fee and agency income	2,906	3,183	9,805	10,445
Net investment income	615	612	1,730	1,887
Net realized investment gains	238	136	323	445
Other-than-temporary impairment losses	-	-	(20)	(29)
Other income	72	35	250	30

Revenues	22,969	21,799	66,661	68,428

Insurance benefits, claims and reserves	12,150	11,808	36,116	38,139
Selling, general and administrative expenses	9,099	8,584	26,347	25,966
Amortization and depreciation	214	215	645	646

Expenses	21,463	20,607	63,108	64,751

Income before income tax	1,506	1,192	3,553	3,677
Provision for income taxes	443	324	1,009	1,021

Net income	1,063	868	2,544	2,656
Less: Net income attributable to the non-controlling interest	(150)	(245)	(557)	(717)

Net income attributable to American Independence Corp.	$913	$623	$1,987	$1,939

Basic income per common share:
Basic income per common share attributable to
American Independence Corp. common stockholders	$.11	$.07	$.23	$.23

Weighted-average shares outstanding	8,524	8,512	8,518	8,509

Diluted income per common share:
Diluted income per common share attributable to
American Independence Corp. common stockholders	$.11	$.07	$.23	$.23

Weighted-average diluted shares outstanding	8,524	8,512	8,518	8,509

As of September 30, 2011 there were 8,523,702 common shares outstanding, net of treasury shares.

AMERICAN INDEPENDENCE CORP.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP OPERATING INCOME

(In thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income	$1,063	$868	$2,544	$2,656
Net income attributable to the non-controlling interest	(150)	(245)	(557)	(717)
Amortization of intangible assets related to purchase accounting	34	34	101	101
Net realized investment gains	(238)	(136)	(323)	(445)
Other-than-temporary impairment losses	-	-	20	29
Federal income tax charge related to deferred taxes for operating income	451	314	967	954

Operating Income	$1,160	$835	$2,752	$2,578

Non - GAAP Basic Income Per Common Share:

Operating Income	$.14	$.10	$.32	$.30

Non - GAAP Diluted Income Per Common Share:

Operating Income	$.14	$.10	$.32	$.30

Footnotes

1 Operating income is a non-GAAP measure and is defined as net income excluding non-cash charges related to the amortization of certain intangible assets recorded in purchase accounting, net income attributable to the non-controlling interest, net realized investment gains and losses, and the federal income tax charge related to deferred taxes. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of net income to operating income is presented as an attachment to this press release.